UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 5, 2017 (May 4, 2017)

Centennial Resource Development, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37697	47-5381253
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Seventeenth Street, Suite 1800
Denver, Colorado 80202
(Address of principal executive offices, including zip code)

(720) 441-5515
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 4, 2017, Centennial Resource Development, Inc., a Delaware corporation (“Centennial”), entered into subscription agreements (the “Subscription Agreements”) with certain investors, pursuant to which the investors named therein (collectively, the “Investors”) agreed to purchase, in the aggregate, 23,500,000 shares of Centennial’s Class A Common Stock, par value $0.0001 per share (the “Class A Shares”), at a purchase price of $14.50 per share, for an aggregate amount of approximately $341 million.

The closing under the Subscription Agreements will occur substantially concurrently with the closing of Centennial’s previously announced acquisition of certain undeveloped acreage and producing oil and gas properties of GMT Exploration Company LLC (the “Acquisition”) and is conditioned thereon.  The closing under the Subscription Agreements is also conditioned on receipt by Centennial of proceeds from financings on terms satisfactory to Centennial that, together with the proceeds from the sale of the Class A Shares to the Investors named therein, will be sufficient for Centennial to pay the purchase price for the Acquisition, net of the deposit previously funded, as well as other customary closing conditions.

The Subscription Agreements contain customary representations, warranties, covenants and agreements by Centennial and the Investors.  Centennial has also agreed to register the Class A Shares within the time frame specified in the Subscription Agreements.

The Subscription Agreements will be terminated, and be of no further force and effect, upon the earlier to occur of (i) the termination of the purchase agreement relating to the Acquisition in accordance with its terms, (ii) the mutual written agreement of Centennial and the respective Investors, (iii) if any of the conditions to the closing are not satisfied on or prior to the closing date and (iv) June 30, 2017, if the Closing has not occurred by such date (subject to extension to a date no later than July 15, 2017, upon notice).

The Class A Shares to be issued pursuant to the Subscription Agreements have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and will be issued in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.  The closing under the Subscription Agreements is expected to occur on or about June 8, 2017.

The foregoing summary of the Subscription Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Subscription Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 8.01 Other Events.

On May 5, 2017, Centennial issued a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K, announcing that it has entered into the Subscription Agreements.  Centennial expects to use the net proceeds from the offering to fund the Acquisition.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits

10.1	Form of Subscription Agreement.
99.1	Press Release dated May 5, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTENNIAL RESOURCE DEVELOPMENT, INC.

Date: May 5, 2017
	By:	/s/ George S. Glyphis
	Name:	George S. Glyphis
	Title:	Chief Financial Officer, Treasurer and
Assistant Secretary

Exhibit Index

Exhibit No.	Description of Exhibits

10.1	Form of Subscription Agreement.
99.1	Press Release dated May 5, 2017.